UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2007

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	(1)
Effective May 1, 2007, each of Richard S. Dziadzio and Deborah Hechinger was elected to the Board of Directors (“Board”) of AllianceBernstein Corporation, general partner of AllianceBernstein L.P. (“AllianceBernstein”).

(2)	Mr. Dziadzio was elected to serve on the Board in connection with his appointment as Executive Vice President and Chief Financial Officer of AXA Financial, Inc., AllianceBernstein’s parent company.

There is no arrangement or understanding pursuant to which Ms. Hechinger was elected to serve on the Board.

(3)	Mr. Dziadzio has not been named to any committee of the Board.

Ms. Hechinger is expected to be named to the Corporate Governance Committee of the Board.

(4)	None.

(5)	None.

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

Effective May 1, 2007, each of Richard S. Dziadzio and Deborah Hechinger was elected to serve on the Board. For additional information, see Item 5.02 (d).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.

Dated: May 1, 2007	By:	/s/ Adam R. Spilka
Adam R. Spilka Senior Vice President, Counsel and Secretary